UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001‑37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401‑9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2018, the Board of Directors (the “Board”) of Editas Medicine, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board by one member and appointed Jessica Hopfield, Ph.D. as a director, effective immediately. Dr.  Hopfield has been designated as a class III director to serve in accordance with the Company’s By-Laws until the Company’s 2019 Annual Meeting of Stockholders or until her successor has been duly elected and qualified, or until her earlier death, removal, or resignation. In connection with her appointment to the Board, Dr. Hopfield was named to the Audit Committee of the Board (“Audit Committee”), effective immediately.

Dr. Hopfield has served on the Board of Directors of Insulet Corporation since July 2015 and as its Lead Independent Director since August 2016. In October 2015, Dr. Hopfield was appointed, and currently serves, as Chairperson of the Board of Trustees of the Joslin Diabetes Center. From 2013 to October 2015, Dr. Hopfield served as the Vice Chair of the Board of Trustees of the Joslin Diabetes Center. Since 2010, Dr. Hopfield has been the principal at J Hopfield Consulting providing guidance and executive coaching to start-up technology firms. From 1995 to 2009, Dr. Hopfield was a Partner of McKinsey & Company in their global pharmaceuticals and medical devices practice and she served clients across pharmaceutical, biotech, medical device and consumer industries with a focus on strategy, R&D management, and marketing. Dr. Hopfield also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing, and served on the board of rEVO Biologics, a private company. Dr. Hopfield earned a Bachelor of Science from Yale College, a Master of Business Administration from Harvard Graduate School of Business Administration as a Baker Scholar, and a Doctor of Philosophy in Neuroscience/Biochemistry from The Rockefeller University. Dr. Hopfield brings proven experience, along with vast executive and consulting experience in the healthcare, pharmaceutical, and medical device industries.

In accordance with the Company’s director compensation policy, Dr. Hopfield will receive (i) annual cash compensation of $35,000 and $7,500 as a member of the Board and the Audit Committee, respectively, and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof and (ii) an option to purchase 23,076 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of her appointment, which option will vest as to one-third of the shares of common stock underlying the option in three equal installments on each anniversary of the date of grant, subject to Dr. Hopfield’s continued service on the Board. Dr. Hopfield entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-1 (File No. 333-208856), filed with the Securities and Exchange Commission on January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	February 16, 2018	By:	/s/ Katrine S. Bosley
Katrine S. Bosley President and Chief Executive Officer